Exhibit 99.1
Post Holdings Provides Preliminary Unaudited Selected Financial Data for First Quarter of Fiscal 2015; Confirms Certain Fiscal 2015 Guidance

St. Louis, Missouri - January 26, 2015 - Post Holdings, Inc. (NYSE:POST) (the “Company”) today provided certain preliminary unaudited selected financial data for the first quarter of fiscal 2015, and confirmed its previously issued Adjusted EBITDA guidance for fiscal 2015. This release should be read in conjunction with the financial statements and management’s discussion and analysis included in the Company’s filings with the Securities and Exchange Commission (“SEC”), as well as the matters discussed under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended September 30, 2014.
Preliminary Unaudited Selected Financial Data for the First Quarter of Fiscal 2015
The preliminary financial data discussed below consist of estimates derived from Post’s internal books and records and have been prepared by, and are the responsibility of, Post’s management. The preliminary estimates discussed below are subject to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the first quarter are finalized. Therefore, actual results may differ materially from these estimates and all of these preliminary estimates are subject to change. In addition, preliminary results for the first quarter are not necessarily indicative of operating results for any future quarter or results for the full year.
The following are preliminary estimates for the fiscal quarter ended December 31, 2014:

•	Net sales of approximately $1,074 million; and

•	Adjusted EBITDA of approximately $126 million to $128 million.
Each of Post’s businesses performed consistent with Post management’s expectations for the first fiscal quarter, except for Post Foods and Michael Foods which outperformed Post management’s expectations.
The above estimates include approximately three months of financial results from the Company’s acquisition of the PowerBar and Musashi brands and related assets on October 1, 2014 and approximately two months of financial results from the Company’s acquisition of American Blanching Company on November 1, 2014.
In addition, Post’s preliminary unaudited estimates for the first quarter of fiscal 2015 provided in this release have been prepared by Post’s management based only upon information available to it as of the date hereof, and have not been prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines of the American Institute of Certified Public Accountants for the preparation or presentation of financial information.
Fiscal 2015 Guidance
Post management continues to expect fiscal 2015 Adjusted EBITDA to be between $540 million and $580 million, excluding any contribution from the acquisition of MOM Brands Company (“MOM Brands”), also announced today. Post management expects progressive improvement in quarterly Adjusted EBITDA throughout fiscal 2015 on a consolidated basis. Expected sequential improvement is primarily driven by recovery at Dymatize, seasonality and cost management initiatives at Post Foods and the timing of commodity cost decreases impacting operating results.
Conference Call
The Company will host a conference call on Monday, January 26, 2015 at 8:30 a.m. Eastern Time to discuss the acquisition of MOM Brands and respond to questions. The call will be hosted by Robert V. Vitale, President and Chief Executive Officer, and Jeff A. Zadoks, Senior Vice President and Chief Financial Officer.
Interested parties may join the conference call by dialing (877) 540-0891 in the United States and (678) 408-4007 from outside the United States. The conference identification number is 72933104. Interested parties are invited to listen to the webcast of the conference call. The webcast and corresponding slides can be accessed by visiting the Investor Relations section of the Company’s website at www.postholdings.com.

A replay of the conference call will be available through Sunday, February 1, 2015, by dialing (800) 585-8367 in the United States and (404) 537-3406 from outside the United States and using the conference identification number 72933104. A webcast replay will also be available for a limited period on the Company’s website in the Investor Relations section.
Use of Non-GAAP Measures
Management has determined that Adjusted EBITDA is a key metric that will help investors understand the ultimate income and near-term cash flows generated by our business. Adjusted EBITDA is a non-GAAP measure which represents net earnings excluding income taxes, net interest expense, depreciation and amortization, non-cash stock based compensation, restructuring and plant closure costs, acquisition related transaction costs, integration costs, inventory valuation adjustments on acquired businesses, costs to effect Post’s separation from Ralcorp Holdings, Inc. (“Ralcorp”) and to establish stand-alone systems and processes, mark to market adjustments on commodity hedges, mark to market adjustments and settlements on interest rate swaps, losses on asset sales, gain on change in fair value of acquisition earn-out, losses on hedge of purchase price of foreign currency denominated acquisitions, legal settlement, gain from insurance proceeds, foreign currency gains and losses on intercompany loans and intangible asset impairments, if any. The Company believes that Adjusted EBITDA is useful to investors in evaluating the Company’s operating performance and liquidity because (i) it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a meaningful measure of corporate performance exclusive of the Company’s capital structure and the method by which the assets were acquired, and (iii) it is a widely accepted financial indicator of a company’s ability to service its debt, as the Company is required to comply with certain covenants and limitations that are based on variations of EBITDA in the Company’s financing documents. Variations of EBITDA may include, but are not limited to, further adjustments to the Company’s reported Adjusted EBITDA to give effect to the Company’s completed acquisitions as if all completed acquisitions were owned for the entire calculation period. The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly-titled measures of other companies. The Company has not provided a quantitative reconciliation of the preliminary or forecast Adjusted EBITDA included in this presentation to the most comparable financial measure or measures calculated and presented in accordance with GAAP due primarily to the timing of the closing of Post’s financial records for the quarter ended December 31, 2014 and the difficulty in forecasting and quantifying the exact amount of the items excluded from Adjusted EBITDA that will be included in the comparable GAAP financial measures such that it is not practicable to produce such reconciliations for this financial information without unreasonable effort. Reconciliations to other non-GAAP financial measures that are not included in this press release but may be discussed during the conference call will also be available in the Investor Relations section of the Company’s website at www.postholdings.com prior to the start of the conference call.
Prospective Financial Information
Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions upon which the prospective financial information described above will not materialize or will vary significantly from actual results. For further discussion of some of the factors that may cause actual results to vary materially from the information provided above see “Forward-Looking Statements” below. Accordingly, the prospective financial information provided above is only an estimate of what Post management believes is realizable as of the date of this press release. It should also be recognized that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, the information should be viewed in context and undue reliance should not be placed upon it.
Forward-Looking Statements
The Adjusted EBITDA guidance for fiscal 2015 and expectations for progressive improvement in quarterly Adjusted EBITDA throughout fiscal 2015 on a consolidated basis discussed in this press release are forward-looking statements. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include our high leverage and substantial debt, including covenants that restrict the operation of our business; our ability to service outstanding debt or obtain additional financing, including secured and unsecured debt; our ability to continue to compete in our product markets and our ability to retain market position; our ability to identify and complete acquisitions, manage growth and integrate acquisitions; changes in our cost structure, management, financing and business operations; significant volatility in the costs of certain raw materials, commodities, packaging or energy used to manufacture our products; our ability to maintain competitive pricing, introduce new products or successfully manage costs; our ability to successfully implement business strategies to reduce costs; impairment in the carrying value of goodwill or other intangibles; the loss or bankruptcy of a significant customer; allegations that products cause injury or illness, product recalls and product liability claims and other litigation; our ability to anticipate and respond to changes in consumer preferences and trends; changes in economic conditions and consumer demand for our products; disruptions in the U.S. and global capital and credit markets; labor strikes, work stoppages or unionization efforts; legal and regulatory factors, including changes in advertising and labeling laws, food safety and laws and regulations governing animal feeding operations; our ability to comply with increased regulatory scrutiny related to certain of our products and/or international sales; the ultimate impact litigation may have on us, including the lawsuit (to which Michael Foods is a party) alleging violations of federal and state antitrust laws in the egg industry; our reliance on third party manufacturers for certain of our products; disruptions or inefficiencies in supply chain; our ability to recognize the expected benefits of the closing of the Modesto, California manufacturing facility; fluctuations in foreign currency exchange rates; consolidations among the retail grocery and foodservice industries; change in estimates in critical accounting judgments and changes to or new laws and regulations affecting our business; losses or increased funding and expenses related to qualified pension plans; loss of key employees; our ability to protect our intellectual property; changes in weather conditions, natural disasters, disease outbreaks and other events beyond our control; our ability to successfully operate international operations in compliance with applicable regulations; our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, including with respect to acquired businesses; business disruptions caused by information technology failures and/or technology hacking; and other risks described in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, active nutrition, refrigerated and private label food categories.

Contact:
Investor Relations
Brad Harper
brad.harper@postfoods.com
(314) 644-7626